EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Third Quarter of Fiscal 2012

SUNNYVALE, Calif., April 25, 2012 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today reported financial results for the third quarter of fiscal 2012 ended March 31, 2012.

  Revenue was $83.9 million, an increase of 3.9% from $80.7 million for the prior quarter.

  GAAP gross margin was 23.0%, compared to 22.6% for the prior quarter. Non-GAAP gross margin was 23.2%, compared to 22.8% for the prior quarter.

  GAAP operating income was $3.8 million, compared to $2.3 million for the prior quarter. Non-GAAP operating income was $5.2 million, compared to $3.8 million for the prior quarter.

  GAAP net income was $2.6 million, compared to $1.5 million for the prior quarter. Non-GAAP net income was $4.1 million, compared to $2.9 million for the prior quarter.

  GAAP diluted EPS was $0.10 as compared to $0.06 for the prior quarter. Non-GAAP diluted EPS was $0.16 as compared to $0.12 for the prior quarter.

Non-GAAP gross margin excludes share-based compensation expenses. Non-GAAP operating income, net income and EPS exclude share-based compensation expenses for both quarters and, acquisition related costs for the quarter ended March 31, 2012. Reconciliations of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

"Our strong performance this quarter was the combined results of improved market conditions and more importantly, the precise execution of our business strategies.  Our new products are gaining traction in the markets we serve and the favorable product mix has increased our gross margins," said Dr. Mike Chang, Chief Executive Officer and Chairman of AOS.

"We are starting off 2012 with renewed energy and a healthy backlog with a solid book-to-bill ratio at the end of the March quarter," Dr. Chang continued.  "We have an unwavering focus on the diversification of our product portfolio which will expand our served available markets.  We are ramping our new fab in Oregon as planned, which I strongly believe will improve our revenue and gross margin as it helps us enhance the efficiency of R&D efforts and accelerate the time-to-market of new products.  We are well positioned to grow our company with increased and sustained profitability."

Recent News Highlights

Apr 3, 2012 -  Alpha and Omega Semiconductor Offers New Solutions for the Ultra-Portable Market

Mar 29, 2012 - Alpha and Omega Semiconductor Expands its DFN2x2 Portfolio with New 40V and 60V MOSFETs

Feb 7, 2012 - Alpha and Omega Semiconductor's New 75V and 80V MOSFETs Deliver Industry-Leading Performance for Power Supply Designs

Jan 31, 2012 - Alpha and Omega Semiconductor Completes the Acquisition of the Fab in Oregon

Jan 16, 2012 - Alpha and Omega Semiconductor Demonstrates Breakthrough 1200V UniSiC(TM) Stack-Cascode MOSFETs

Jan 9, 2012 - Alpha and Omega Semiconductor Continues to Expand Its Portable Power Portfolio Using AlphaMOS Technology

Fiscal Q4, 2012 Business Outlook

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $88.0 million and $92.0 million.

  GAAP gross margin is expected to be in the range of 24.0% to 25.0%, including the negative impact arising from the initial ramp at the Oregon fab facility.

  GAAP operating expense is expected to be in the range of $16.0 million to $17.0 million.

  GAAP operating income is expected to be in the range of 5.0% to 6.0% of revenue. Non-GAAP operating income is expected to be in the range of 6.5% to 7.5% of revenue.

  GAAP net income is expected to be in the range of 3.5% to 4.5% of revenue, including the income tax provision which is expected to be in the range of $1.3 million to $1.5 million. Non-GAAP net income is expected to be in the range of 5.0% to 6.0% of revenue.

Projected Non-GAAP operating income and net income both exclude estimated share-based compensation expense of $1.4 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the third quarter of fiscal 2012 today, April 25, 2012 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, net income, share-based compensation expenses, expectation with respect to the macroeconomic conditions, expectation with respect to the production ramp at the Oregon fab, the anticipated improvement in our financial performance due to the Oregon fab, our ability to achieve profitability, and other information under the section entitled "Fiscal Q4, 2012 Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to identify and consummate strategic transactions; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with the U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating income, net income and earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses that are non-cash charges, acquisition related costs and costs incurred for our U.S. GAAP conversion. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET and Power IC products. AOS seeks to differentiate itself by integrating its expertise in device physics, process technology, design and advanced packaging to optimize product performance and cost, and its product portfolio is designed to meet the ever increasing power efficiency requirements in high volume applications, including portable computers, smart phones, flat panel TVs, battery packs, portable media players, UPS, motor control and power supplies. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011

Revenue	$ 83,858	$ 80,713	$ 91,074	$ 248,019	$ 264,473
Cost of goods sold	64,564	62,440	62,633	189,875	188,691
Gross profit	19,294	18,273	28,441	58,144	75,782
Gross margin	23.0%	22.6%	31.2%	23.4%	28.7%

Operating expenses:
Research and development	6,510	8,108	7,580	23,012	20,448
Selling, general and administrative	9,028	7,833	9,523	26,144	27,761
Total operating expenses	15,538	15,941	17,103	49,156	48,209
Operating income	3,756	2,332	11,338	8,988	27,573

Interest income	21	25	60	85	141
Interest expense	(135)	(44)	(78)	(206)	(187)
Income on equity investment in APM	--	--	--	--	1,768
Gain on equity interest in APM	--	--	--	--	836
Income before income taxes	3,642	2,313	11,320	8,867	30,131

Income tax expense	1,038	839	666	2,650	1,986
Net income	$ 2,604	$ 1,474	$ 10,654	$ 6,217	$ 28,145

Net income per share
Basic	$ 0.11	$ 0.06	$ 0.44	$ 0.25	$ 1.22
Diluted	$ 0.10	$ 0.06	$ 0.41	$ 0.24	$ 1.14

Weighted-average number of shares used in computing net income per share

Basic	24,675	24,538	24,372	24,578	23,155
Diluted	25,647	25,423	25,905	25,565	24,668

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 79,344	$ 86,708
Restricted cash	79	54
Accounts receivable, net	39,008	42,503
Inventories	53,190	65,251
Deferred tax assets	1,815	1,773
Other current assets	3,229	5,056
Total current assets	176,665	201,345
Property and equipment, net	157,774	127,839
Intangible assets, net	1,440	1,599
Deferred tax assets	8,651	9,048
Other long-term assets	821	7,607
Total assets	$ 345,351	$ 347,438
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings	$ 12,100	$ --
Accounts payable	38,801	64,678
Accrued liabilities	18,528	15,123
Income taxes payable	724	2,377
Deferred margin	346	495
Capital leases - current portion	15	306
Total current liabilities	70,514	82,979
Income taxes payable - long term	3,247	3,081
Deferred income tax liabilities	25	25
Capital leases - long term portion	115	130
Deferred rent	1,178	973
Total liabilities	75,079	87,188
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at March 31, 2012 and June 30, 2011	--	--
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 24,957 shares and 24,716 shares at March 31, 2012 and 24,612 shares and 24,562 shares at June 30, 2011	49	49
Treasury shares at cost; 241 shares at March 31, 2012 and 50 shares at June 30, 2011	(2,267)	(693)
Additional paid-in capital	158,289	153,004
Accumulated other comprehensive income	1,028	934
Retained earnings	113,173	106,956
Total shareholders' equity	270,272	260,250
Total liabilities and shareholders' equity	$ 345,351	$ 347,438

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011

U.S. GAAP gross profit	$ 19,294	$ 18,273	$ 28,441	$ 58,144	$ 75,782

Share-based compensation:
Cost of goods sold	171	133	190	385	486

Non-GAAP gross profit	$ 19,465	$ 18,406	$ 28,631	$ 58,529	$ 76,268
Non-GAAP gross margin	23.2%	22.8%	31.4%	23.6%	28.8%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011

U.S. GAAP operating income	$ 3,756	$ 2,332	$ 11,338	$ 8,988	$ 27,573

Share-based compensation:
Cost of goods sold	171	133	190	385	486
Research and development	285	372	391	916	1,109
Selling, general and administrative	840	948	863	2,670	2,621
Total share-based compensation	1,296	1,453	1,444	3,971	4,216

Acquisition cost	153	--	--	153	--
U.S. GAAP conversion costs included in
Selling, general and administrative	--	--	360	435	360

Non-GAAP operating income	$ 5,205	$ 3,785	$ 13,142	$ 13,547	$ 32,149

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011

U.S. GAAP net income	$ 2,604	$ 1,474	$ 10,654	$ 6,217	$ 28,145

Share-based compensation:
Cost of goods sold	171	133	190	385	486
Research and development	285	372	391	916	1,109
Selling, general and administrative	840	948	863	2,670	2,621
Total share-based compensation	1,296	1,453	1,444	3,971	4,216

Acquisition cost	153	--	--	153	--
U.S. GAAP conversion costs included in
Selling, general and administrative	--	--	360	435	360

Non-GAAP net income	$ 4,053	$ 2,927	$ 12,458	$ 10,776	$ 32,721

Non-GAAP diluted EPS	$ 0.16	$ 0.12	$ 0.48	$ 0.42	$ 1.33

Weighted-average number of shares used in computing non-GAAP earnings per share
Diluted shares	25,647	25,423	25,905	25,565	24,668

CONTACT: So-Yeon Jeong
         investors@aosmd.com